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                                                                   Exhibit 10.22

                             SECURED PROMISSORY NOTE

$750,000.00                                                        March 6, 2002
                                                       San Francisco, California

         For value received, Razorfish, Inc., a Delaware corporation (the "Maker") with an office at 107 Grand Street, New York, NY 10013 hereby promises to pay to the order of Shearwater Partners, LLC, a California limited liability company ("Holder") with an office at 81 Langton Street, Suite 1, San Francisco CA 94103, the sum of Seven Hundred Fifty Thousand Dollars ($750,000.00), subject to the terms and conditions set forth in this Note.

         1. Payment. The principal of this Note shall be payable in legal tender
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of the United States in monthly installments of Seventy-five Thousand Dollars
($75,000), commencing on June 1, 2002 and continuing thereafter on the first day of each month until March 1, 2003 ("Maturity Date") at which time the entire unpaid principal balance shall be due and payable. Payments hereunder shall be made c/o Hanson, Bridgett, Marcus, Vlahos & Rudy, LLP, 333 Market Street, Suite 2300, San Francisco, CA 94105-2173, Attn: Teresa V. Pahl, Esq., or at such other location as the Holder shall designate to the Maker in writing. All payments due hereunder on a day that is not a Business Day (as defined below) shall be due on the next succeeding Business Day. As used herein, the term "Business Day" shall mean any day other than a day that commercial banks are either required or permitted to close in San Francisco, California.

         2. Prepayments. The Maker may prepay any amounts of principal at any
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time without penalty.

         3. Security. This Note is secured by a security interest in certain
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assets of Maker (the "Collateral"), as set forth in that certain Security
Agreement dated March 6, 2002 between Maker and Holder (the "Security Agreement"). As such, Holder shall have a security interest in the Collateral and shall have all rights of secured party with respect to the Collateral under Division 9 of the California Commercial Code, subject to the terms of the Security Agreement.

         4. Acceleration. All sums owing pursuant to this Note shall be
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immediately due and payable upon any of the following events (each a "Change of
Control Event"): (i) the execution of an agreement by Maker for the consummation of a consolidation or merger (or similar transaction or series of related transactions) of Maker with or into any other entity; or (ii) the execution of an agreement by Maker for the consummation of a sale, transfer or other disposition (excluding the grant of a security interest but including a transfer upon foreclosure of such security interest) of fifty percent (50%) or more of the assets of Maker (as determined with respect to Maker's book value) in one transaction or in a series of related transactions during any twelve-month period; or (iii) the execution of an agreement by Maker for the consummation of (or, the consummation of, if Maker is not a party to any such agreement) a sale or other transfer to one person (or group of persons acting together for purposes of acquiring control) of fifty percent (50%) or more of the capital stock of Maker in one transaction or in a series of related transactions during any twelve-month period.

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         5. Default. For the purposes of this Note, the occurrence of any of the
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following will be deemed a Default:


                  a. Notwithstanding any provision herein to the contrary, a failure to make any payment required under this Note within fifteen (15) days of the due date;


                  b. The Maker files any petition or action for relief under any bankruptcy, moratorium, receivership, insolvency, reorganization, receivership or other similar debtor relief law from time to time in effect affecting the rights of creditors generally;

                  c. There is a petition for bankruptcy filed against the Maker by any of the Maker's creditors, which petition is not dismissed within 60 days of filing;


                  d. The appointment of a custodian, receiver, trustee (or other similar official) to take possession, custody or control of any material part of the properties or assets of the Maker;


                  e. The Maker makes a general assignment for the benefit of creditors or any material portion of the Maker's assets is attached, executed upon or judicially seized in any manner and such seizure is not discharged within 60 days;


                  f. The breach or untruth in any material respect of any representation or warranty of Maker contained herein or in the Security Agreement, or the failure or refusal of Maker to perform any obligations or covenants contained herein or in the Security Agreement within fifteen (15) days after Maker's receipt of written notice of such failure from the holder, or the occurrence of a default under any other agreement providing security for the payment of this Note, provided that no notice shall be required with respect to a default described in section 5.a., above.

                  g. The winding up of the business affairs of Maker, dissolution of Maker or other similar liquidation of the assets of Maker.


         6. Rights Upon Default.
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                  a.       Upon the occurrence of a Default, all outstanding
amounts owing under this Note shall become immediately due and payable.

                  b. In addition to the foregoing, subject to the terms of the Security Agreement, the Holder shall have all rights and remedies available to a secured creditor under the California Commercial Code upon the occurrence of a Default, as well as all remedies set forth in the Security Agreement.

         7. Late Payment Interest. Any payments which are not paid when due
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shall accrue interest at a rate of eight percent (8%) per annum (calculated based on a year of 360 days and actual days elapsed) until such amounts are paid in full. The interest payment described in this section shall be in addition to any interest otherwise payable under this Note or under the Security Agreement or under any other agreement providing security for the payment of this Note. Maker acknowledges and agrees that it would be extremely difficult or impracticable to fix

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the actual damages resulting from Maker's failure to pay amounts when due, and therefore, Maker shall pay such late charges not as a penalty, but for the purpose of defraying the expenses sustained by Holder due to the failure of Maker to timely pay amounts due hereunder. The late charges shall be payable by Maker without prejudice to the rights of Holder to collect any other amounts payable under this Note, the Security Agreement, or to accelerate all sums due hereunder as provided herein. This provision shall not be construed as extending the time for payment of any amount under this Note, and acceptance of a late payment charge by Holder shall in no event constitute a waiver of Maker's default with respect to the overdue amount nor prevent Holder from exercising any of its rights and remedies with respect to such default.

         8. Costs. Maker agrees to pay immediately upon demand all costs,
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expenses and fees, including without limitation reasonable attorneys' fees incurred by Holder in any proceeding for the collection of the debt evidenced by this Note, in any litigation or controversy arising from or connected with the enforcement of this Note, and/or in any proceedings to enforce payment of Maker's obligations hereunder by an action or participation in, or in connection with, a case or proceeding under the Bankruptcy Code, or any successor statute thereto.

         9. No Waiver by Holder. No previous waiver and no failure or delay by
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Holder in acting with respect to the terms of this Note shall constitute a waiver of any breach, default or failure of condition under this Note. A waiver of any right of the Holder under this Note shall not be effective unless that waiver is in the form of a writing signed by the Holder, and such waiver shall be limited to the express written terms of such waiver. The remedies of Holder, as provided herein or in the Security Agreement or in any other security agreement for this Note shall be cumulative and concurrent, and may be pursued singularly, successively or together, at the sole discretion of Holder, and may be exercised as often as occasion therefor shall arise.

         10. Waivers by Maker. The Maker hereby waives presentment, demand,
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dishonor and all notices thereof to the extent permitted by law. Maker further waives exhaustion of legal remedies. Time is of the essence with respect to every provision hereof.


         11. Governing Law. This Note shall be construed under and enforced in
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accordance with the laws of the State of California, excluding any conflicts of law principles that would require application of the laws of another jurisdiction.


         12. Independent Counsel. Maker declares and agrees that it has had the
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opportunity to have the benefit of separate and independent counsel with respect to all matters contemplated herein. This Note shall not be construed against the drafting party. Rather, this Note shall be given a reasonable interpretation in accordance with the plain meaning of its terms and the parties' intent hereunder.

         13. Severability. If any provision of this Note, or the application of
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it to any party or circumstance is held to be invalid, such provision shall be ineffective, but the remainder of this Note, and the application of such provision to the other parties or circumstances, shall not be affected thereby.

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         14. No Waiver By Acceptance of Overdue or Partial Payments. If Holder
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accepts payment of any overdue amount, or partial payment of an amount due and the remainder of such amount is unpaid, such acceptance shall in no event: (a) constitute a cure or waiver of Maker's default with respect to such overdue or unpaid amount; (b) prevent Holder from exercising any of its rights and remedies with respect to Maker's default; or (c) constitute a waiver of Holder' s right to require full and timely payment of amounts becoming due thereafter or to exercise any of Holder' s rights and remedies for any failure to so pay.

         15. Full Payment. All amounts payable under this Note shall be paid in
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full without setoff, deduction or counterclaim. All amounts payable under this
Note shall be free and clear of and without any deduction or withholding for or on account of any taxes, levies, duties, charges, fees, restrictions or conditions of any nature now or hereafter imposed by any federal, state, county or local government or any political subdivision or taxing authority thereof or therein.

         16. Successors and Assigns. This Note binds Maker and its successors
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and assigns, and inures to the benefit of Holder and its successors and assigns, provided that neither Maker nor Holder may assign this Note without the prior written consent of the other party, which consent shall not be unreasonably withheld.

RAZORFISH, INC.,
a Delaware corporation


By:           /s/ JP Maheu
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Printed Name:   JP Maheu
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Title:            CEO
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By:           /s/ John Roberts
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Printed Name:   John Roberts
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Title:              CFO
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